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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]       Filed by a Party other than the Registrant [ ]
--------------------------------------------------------------------------------
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12
[ ]  Confidential, For Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))

                         INSIGNIA FINANCIAL GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X]  No fee required.
[ ]  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
         and 0-11.
     1)      Title of each class of securities to which transaction applies:
     2)      Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)       Proposed maximum aggregate value of transaction:

     5)       Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount previously paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:


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[INSIGNIA LOGO]


15 SOUTH MAIN STREET
Suite 900
Greenville, SC 29601

================================================================================

M E M O R A N D U M

To:    UK Holders of Warrants to Acquire Common Stock of
       Insignia Financial Group, Inc.

From:  Yvonne Owens

Date:  June 5, 2003

Re:    Impact of Proposed Merger on Outstanding Warrants

         As you are aware by now, Insignia Financial Group, Inc. ("Insignia") has agreed to merge (the "Merger") with a wholly-owned subsidiary of CB Richard Ellis Services, Inc. ("CBRE"). In connection with the Merger, the Board of Directors of Insignia will terminate the outstanding warrants dated February 15, 2000 to purchase Insignia common stock at $13.0625 per share (the "Warrants") effective upon the date of consummation of the Merger, which currently is expected to occur in July 2003 (such date, the "Merger Effective Date"). At the effective time of the merger, each outstanding share of Insignia's common stock generally will be converted into the right to receive $11.00 in cash, subject to increase to $11.156 in cash per share if prior to the Merger Insignia completes the sale of its real estate investment assets to Island Fund I LLC ("Island Fund"), which is affiliated with Andrew L. Farkas and other executive officers of Insignia, and satisfies certain other conditions. If the sale to Island Fund is not completed prior to the Merger, Insignia may attempt to sell any of its real estate investment assets to a different purchaser prior to or simultaneously with the Merger. If Insignia receives net cash proceeds from such other sale prior to or simultaneously with the Merger in excess of a specified amount (generally $45 million, subject to adjustment), the $11.00 per share merger consideration may be increased by up to $1.00 per share. However, Insignia does not believe that a sale of its real estate investment assets to a party other than Island Fund prior to or simultaneously with the Merger and a resulting increase in the merger consideration to a price higher than $11.156 is likely to occur.

         The purpose of this memorandum is to inform you that, pursuant to the merger agreement between Insignia and CBRE, Insignia has determined that, subject to the consummation of the Merger, it is appropriate to offer you a cash payment of $500 in consideration for the termination of your Warrant. Accordingly, if you accept this conditional offer and the Merger is consummated, the Warrant will be immediately terminated at the time of the Merger and you will not be entitled to any additional or other benefits with respect to the Warrant other than the


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previously described cash payment (net of applicable withholding taxes), which will be paid to you by Insignia Richard Ellis Limited promptly after the consummation of the Merger.

         You should note, however, that there can be no assurance that the Merger will be consummated. If the Merger is not consummated for any reason whatsoever by July 31, 2003, then your Warrant will continue to remain outstanding according to its terms and the provisions of this memorandum will be null and void.

         At the request of CBRE, we would like you to acknowledge, confirm and consent to the cash payment for your Warrant by signing this memorandum below on the line marked for your signature and returning the signed document to me prior to the Merger Effective Date either by mailing it to the address indicated above or by faxing it to (864) 298-8489.

         Please call me at (864) 298-8499 if you have any questions.

                   *                  *                  *

         In connection with the Merger, Insignia has filed a preliminary proxy statement and will be filing other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF INSIGNIA ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Corporate Communications, Insignia Financial Group, Inc., 200 Park Avenue, New York, New York 10166 (Telephone: (212) 984-6515). In addition, documents filed with the SEC by Insignia will be available free of charge at the SEC's web site at www.sec.gov.

         Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Insignia in connection with the transaction, and their interests in the solicitation, is set forth in the preliminary proxy statement filed by Insignia with the SEC.


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                  IN WITNESS WHEREOF, the parties have executed this instrument, or have caused this instrument to be executed, as a deed by a duly authorized representative, to be effective as of the day and year first written above.

                             SIGNED as a deed by


                             --------------------------------------------
                             Signature of Holder

                             Address of Holder:

                             --------------------------------------------
                             --------------------------------------------

                             --------------------------------------------
                             Signature of Witness

                             Address of Witness:

                             --------------------------------------------
                             --------------------------------------------

                             Occupation of Witness:
                                                   ----------------------

                             SIGNED as a deed on behalf of
                             INSIGNIA FINANCIAL GROUP, INC.
                             a company incorporated in Delaware
                             by:
                                -----------------------------------------
                             being a person who under the laws of
                             that territory is acting under the authority
                             of the company:

                             Name:
                                  ---------------------------------------
                             Title:
                                   --------------------------------------